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                                                                   Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-13083 of Comcast Corporation on Form S-4 of our report dated February 29, 1996 appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
November 12, 1996
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                                                                   Exhibit 23.3


                       [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-13083 of Comcast Corporation and its subsidiaries on Form S-4 of our report dated January 22, 1996, appearing in the Amendment Number 1 dated May 9, 1996 to the Annual Report on Form 10-K of The E.W. Scripps Company and subsidiary companies for the year ended December 31, 1995 and our report dated February 22, 1996 relating to the financial statements of Scripps Cable appearing in Amendment Number 5 on Form 8-K/A dated July 18, 1996 to The E.W. Scripps Company's Report on Form 8-K dated December 28, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 12, 1996